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                                                                      EXHIBIT 32

                                INSTRUCTION FORM
                  (TO BE SIGNED AND RETURNED BY PARTICIPANTS)

    I am a participant in the Ekco Group, Inc. Employees' Stock Ownership Plan (the "Plan") and as such I received a copy of the letter from the Plan Trustee (the "Trustee") regarding the Trustee's request for instructions regarding ESOP stock, the Offer to Purchase dated August 11, 1999 (the "Offer to Purchase") which together with any amendments or supplements thereto constitute the "Offer," in connection with the offer by EG Two Acquisition Co., a Delaware corporation, a subsidiary of CCPC Acquisition Corp., a Delaware Corporation, and an affiliate of Borden, Inc., a New Jersey corporation, to purchase all outstanding shares of Common Stock, $.01 par value per share (the "Common Stock") and the associated preferred share purchase rights (the "Rights") and all of the outstanding shares of Series B ESOP Convertible Preferred Stock, par value $.01 per share (the "ESOP Preferred Stock", and together with the Common Stock, the "Shares"), including the associated preferred stock purchase rights, of EKCO Group, Inc., a Delaware corporation (the "Company"), at a purchase price of $7.00 per Share (the "Offer Price"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase. I also received the Company's letter to the shareholders and schedule 14D-9 and the Information Statement relating to the Offer.

PLEASE CHECK ONE OF THE FOLLOWING BOXES:

    / /  TENDER OF SHARES: CHECK HERE TO INSTRUCT THE TRUSTEE TO TENDER THE
       SHARES HELD BY THE TRUSTEE FOR YOUR ACCOUNT IN THE PLAN, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER. UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY THE TRUSTEE FOR YOUR ACCOUNT ARE TO BE TENDERED. IF YOU WANT TO INSTRUCT THE TRUSTEE TO TENDER LESS THAN ALL OF THE SHARES HELD BY THE TRUSTEE FOR YOUR ACCOUNT, PLEASE SPECIFY THE NUMBER OF SHARES TO BE TENDERED IN THE FOLLOWING
       SPACE: _________________________

    / /  NO TENDER OF SHARES. CHECK HERE TO INSTRUCT THE TRUSTEE TO NOT TENDER
       ANY OF THE SHARES HELD BY THE TRUSTEE FOR YOUR ACCOUNT.

                                    SIGN HERE: _________________________________

Date: __________________________1999

    Signature __________________________________________________________________

    Print Name _________________________________________________________________

    Print Address, City, State, Zip Code _______________________________________

                                        ________________________________________

    Area Code and Telephone Number _____________________________________________

                                        ________________________________________
                             Social Security Number

    IN ORDER THAT YOUR WISHES WITH RESPECT TO THE OFFER ARE GIVEN FULL CONSIDERATION BY THE TRUSTEE, IT IS IMPERATIVE THAT THIS INSTRUCTION FORM BE RECEIVED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 6, 1999.

* PRIOR TO A DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE), A VALID TENDER OF SHARES TO WHICH RIGHTS ARE ATTACHED WILL CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.